                         Exhibit 10m
                         -----------

                LEVI STRAUSS ASSOCIATES INC.
              REVISED EMPLOYEE RETIREMENT PLAN


                          AMENDMENT


     WHEREAS, LEVI STRAUSS ASSOCIATES INC. (the "Company") has adopted the Levi Strauss Associates Inc. Revised Employee Retirement Plan (the "Plan");

     WHEREAS, pursuant to Section 21.1 of the Plan, the Board of Directors of the Company is authorized to amend the Plan at any time and for any reason;

     WHEREAS, the Company desires to amend the Plan to provide an early retirement program;

     WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the Plan and to delegate to any other officer of the Company the authority to adopt certain amendments to the Plan;

     WHEREAS, on June 1, 1993, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the Plan, subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

     WHEREAS, the amendment herein is within such limits to the delegated authority of Donna J. Goya;

     NOW, THEREFORE, the Plan is amended by the addition of an Appendix C, to read as set forth on the attached exhibit.

     IN WITNESS WHEREOF, the undersigned has set her hand hereunto on January 10, 1995.


                                    --------------------------------------
                                    Donna J. Goya
                                    Senior Vice President
                      APPENDIX C TO THE
                LEVI STRAUSS ASSOCIATES INC.
              REVISED EMPLOYEE RETIREMENT PLAN


                      EARLY RETIREMENT
                      INCENTIVE PROGRAM


     1. Scope. This Appendix to the Plan describes the Early Retirement Incentive Program (the "Program"), under which eligible Members (as defined in Section 2 below) may retire and receive benefits under the Plan in addition to the benefits which would otherwise be payable under the Plan.

     2. Eligibility. A Member is eligible for the Program (an "eligible Member") if:

         a. Such Member is on the home office payroll of the Company on or after November 21, 1994;

         b. Such Member has at least (i) 15 Years of Service as of June 1, 1995 and is not a Highly Compensated Employee under this Plan or the Revised Home Office Pension Plan of Levi Strauss Associates Inc. (the "HOPP") for the Plan Year ending in 1994, or (ii) 20 Years of Service as of November 27, 1994 and is a Highly Compensated Employee under this Plan or the HOPP for the Plan Year ending in 1994;

         c. Such Member is at least age 50 as of (i) June 1, 1995 for a Member who is not a Highly Compensated Employee under this Plan or the HOPP for the Plan Year ending in 1994; or
               (ii) November 27, 1994 for a Member who is a Highly Compensated Employee under this Plan or the HOPP for the Plan Year ending in 1994; and

         d. Such Member was laid off or resigned from employment in the Company's domestic contracting organization, the Richardson Technology Center or the LSNA Information Resources Organization on or after February 1, 1994 and before November 28, 1994, and received severance pay in connection with such layoff or resignation.

     3. Participation. Participation in the Program is completely voluntary. In order to participate in the Program, an eligible Member shall elect to participate in the Program by completing an irrevocable written notice of such Member's acceptance ("Acceptance Notice") of the Program on the form prescribed for such purpose by the Administrative Committee. The Acceptance Notice must be received by the Administrative Committee on or after November 21, 1994 and before June 1, 1995. In addition, the Acceptance Notice shall be deemed complete only if it includes a retirement date which occurs on or after the date the eligible Member attains age 50.

     4.  Benefits.

         4.1 In General. Any other provision of the Plan notwithstanding, an eligible Member who elects to participate in the Program (a "Participating Member") shall be eligible for an immediate benefit under the Program as of the retirement date described in Section 3 of this Appendix C and such retirement date shall be deemed to be an Early Retirement Date under the Plan.

         4.2 Amount. The benefit payable under the Plan pursuant to the Program is the Benefit payable pursuant to Section 8 of the Plan as of the applicable Early Retirement Date; provided that for purposes of Table A of
Section 8.1(b), the eligible Member's age shall be deemed to be age 55.

     5.  Other Plan Provisions.

         a.    A benefit under this Appendix C shall be subject to Section
               15.

         b. Except as set forth in this Appendix C, the provisions of the Plan shall apply to a benefit payable under the Program.